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                                                                    EXHIBIT 23.8

                         CONSENT OF PRICE WATERHOUSE LLP

     We hereby consent to the incorporation by reference in the Prospectus constituting part of the Pre-Effective Amendment No. 1 to Registration Statement on Form S-3 (Registration No. 333-45749) of Suiza Foods Corporation of our report dated February 8, 1996 relating to the combined financial statements of Presto Food Products, Inc. and Affiliate, which appears in the Current Report on Form 8-K/A of The Morningstar Group Inc. dated February 18, 1997. We also consent to the incorporation by reference of our report dated February 8, 1996 relating to the Additional Information of Presto Food Products, Inc. and Affiliate, which appears in such Current Report on Form 8-K/A. We also consent to the references to us under the heading "Experts" in such Prospectus.

                                                       /s/ PRICE WATERHOUSE LLP


Los Angeles, California
February 16, 1998